Exhibit 99.1

Investor Contact Information:

Anthony V. Cosentino
Executive Vice President and
Chief Financial Officer
419.785.3663
Tony.Cosentino@YourStateBank.com

SB Financial Group, Inc. Announces Change to Board of Directors

Director Thomas Sauer Retires; George Carter Appointed to Board

DEFIANCE, Ohio, August 26, 2013 (GlobeNewswire) -- SB Financial Group, Inc. (NASDAQ: SBFG) (“SB Financial” or the “Company”), a diversified financial services company providing full-service community banking, wealth management and item processing services, announced today that Mr. Thomas L. Sauer will retire as a director of both the Company and The State Bank and Trust Company (“State Bank”) effective August 21, 2013. Upon the recommendation of the Governance and Nominating Committee at its August 21, 2013 meeting, the Company also announced that Mr. George W. Carter was appointed to serve as a director on the boards of SB Financial Group and State Bank for the remainder of Mr. Sauer’s term, which expires in 2015.

Mark A. Klein, President and CEO of SB Financial Group and State Bank, stated, “Tom has been a valued member of our Company since 2004. On behalf of all our directors and employees, I wish to thank him for his nine years of service to our company.

“We are fortunate that George Carter will be joining both of our boards to serve out the remainder of Tom Sauer’s term. George brings to the Company over 25 years of experience as a senior-level executive, most recently as CEO of Paulding Putnam Electric Cooperative. George brings to our corporate boards a strong leadership background in finance, strategic planning, business development, and communications. These valuable areas of expertise will be fully utilized by our board and management, and I am very confident that George will be a great asset to both for many years to come. Speaking on behalf of the entire organization, we welcome him to our boards.”

Mr. Carter currently serves as the CEO/General Manager of Paulding Putnam Electric Cooperative, a rural utility serving member/owners in Ohio and Indiana, and has held this position since 2005.  Paulding Putnam Electric Cooperative has annual revenues exceeding $30 million with assets totaling over $75 million.  Mr. Carter has served on several corporate boards of directors, including Buckeye Power, Inc., an Ohio-based generation and transmission corporation with nearly $2 Billion in assets, and United Utilities Service, a Kentucky-based manufacturer of utility transformers and wholesale provider of utility materials.

Mr. Carter is an active member of his community, currently serving on the board of the Northwest Ohio Port Authority; the Buckeye Power (G&T) Board as Trustee; the Paulding Kiwanis Club (Director); and as President of the United Way of Paulding County. He holds a B.A. degree from Oakland University, Rochester, Michigan.

About SB Financial Group

Based in Defiance, Ohio, SB Financial Group, Inc. is a financial services holding company with two wholly-owned operating subsidiaries: State Bank and RDSI Banking Systems (RDSI). State Bank operates through 17 banking centers in seven Northwestern Ohio counties, one center in Fort Wayne, Indiana; and three loan production offices: two in Columbus, Ohio and one in Angola, Indiana. State Bank offers a full range of financial services for consumers and small businesses, including wealth management, mortgage banking, commercial and agricultural lending. RDSI provides item processing services to community banks located in the Midwest. The Company’s common stock is listed on the NASDAQ Global Market under the symbol SBFG.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which SB Financial Group and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors. Additional factors that could cause results to differ from those described above can be found in the Company’s Annual Report on Form 10-K and documents subsequently filed by SB Financial Group with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date on which they are made, and SB Financial Group undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial Group or any person acting on its behalf are qualified by these cautionary statements.